Exhibit 10.11

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made effective as of the 22nd day of July, 2013, by and among FOUNDATION HEALTH ENTERPRISES, LLC, a Delaware limited liability company (“Borrower”), and VALLIANCE BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has requested from Lender a term loan in the original principal amount of Five Million One Hundred Thousand and No/100 Dollars ($5,100,000) to be used to refinance existing indebtedness of TSH Acquisition, LLC, a Delaware limited liability company, in which Borrower is to acquire all the issued and outstanding preferred membership interests; and

WHEREAS, Lender is willing to make the loan upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and the Loan to be extended hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms with its initial letters capitalized shall have the following meanings except where the context otherwise requires:

“Agreement” means this Loan Agreement, as the same may from time to time be amended, supplemented or modified.

“Business Day” means any day (other than a Saturday or Sunday or other legal holiday) on which commercial banks are open for business with the public in Oklahoma City, Oklahoma.

“Collateral” means the following:

(i) a first priority security interest on all personal property assets of Borrower, tangible and intangible, pursuant to the Security Agreement; and

(ii) a first priority pledge and security interest in the Pledged Interests pursuant to the Pledge Agreement.

“Control Agreement” means the control agreement entered into pursuant to Articles 8 and 9 of the Uniform Commercial Code of even date herewith among Borrower, TSH and Lender.

“Debt” means, as to any person, all indebtedness, liabilities and obligations of such person.

“Event of Default” means an Event of Default arising under this Agreement with respect to the Term Loan or a Loan Document.

“FHE Manager” means FHE Manager, LLC, a Delaware limited liability company, acting solely in its capacity as the Manager of Borrower.

“Graymark/FHA Transaction” means the acquisition by TSH, a wholly-owned subsidiary of Graymark Healthcare, Inc., an Oklahoma corporation (“Graymark”), from Foundation Healthcare Affiliates, LLC, an Oklahoma limited liability company (“FHA”), of all the outstanding membership interests in Foundation Surgery Affiliates, LLC, a Nevada limited liability company (“FSA”), and Foundation Surgical Hospital Affiliates, LLC, a Nevada limited liability company (“FSHA”), and related transactions as contemplated by an Amended and Restated Membership Interest Purchase Agreement among FHA, Graymark and TSH dated March 29, 2013 (as the same may be amended, the “Purchase Agreement”).

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Debt, whether arising by agreement or under any statute or law, or otherwise.

“Loan Documents” collectively means this Agreement, the Note, Security Agreement, Pledge Agreement, Control Agreement, assignments and financing statements securing the Term Loan, and all other promissory notes, guaranties, agreements, certificates, documents and instruments executed and delivered in connection with the Term Loan described herein and any renewals, amendments, supplements or modifications thereof or thereto.

“Material Adverse Effect” means any set of circumstances or events which (i) has an adverse effect upon the validity, performance or enforceability of this Agreement or any other Loan Documents and (a) has a material and adverse impact on the financial condition or business operations of Borrower and (b) has also materially impaired the ability of Borrower to perform its obligations under this Agreement or any other Loan Documents, or (ii) constitutes an Event of Default.

“Pledge Agreement” shall mean the pledge and security agreement of even date herewith executed by Borrower covering the Pledged Interests.

“Pledged Interests” shall mean all preferred membership interests of Borrower in TSH, which shall constitute 100% of the issued and outstanding preferred membership interests of TSH, together with all increases and rights to distributions, dividends, income, profits, payments or reimbursement.

“Regulations U and X” mean Regulations U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Security Agreement” means that certain security agreement of even date herewith executed by Borrower and delivered to Lender.

“Sherman Transaction” means the sale by FSHA of all of its membership interest in Grayson County Physicians Property, LLC, a Texas limited liability company (“Grayson County”), which owns and operates a surgical hospital known as Heritage Park Surgical Hospital located in Sherman, Texas, as contemplated by a Term Sheet dated December 7, 2012, as extended by a letter agreement dated March 22, 2013, among Texas Health Venture Group L.L.C., Grayson County and FSHA.

“Term Loan” means the extension of credit contemplated by this Agreement as set forth in Section 2.1 and evidenced by the Term Note.

“Term Note” shall mean a term promissory note from Borrower payable to the order of Lender in the maximum principal amount of $5,100,000 of even date herewith, together with all renewals, extensions, modifications and substitutions thereto and therefor.

“TSH” means TSH Acquisition, LLC, a Delaware limited liability company.

“Uniform Commercial Code” means the Uniform Commercial Code of the State of Oklahoma (12A O.S. § 1-101 et seq.), as amended from time to time.

Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the above-defined meanings when used in the Term Note or any Loan Document, certificate, report or other document made or delivered pursuant to this Agreement, unless the context shall otherwise require.

(b) Defined terms used herein in the singular shall include the plural and vice versa.

(c) The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. LOAN TERMS. Subject to the terms and conditions hereof, and the terms and conditions of the Loan Documents, Lender agrees to extend credit to Borrower and Borrower agrees to such extensions of credit from Lender, which credit will be evidenced by the Term Note, on the following conditions:

2.1 Term Loan. Lender will extend credit to Borrower up to the principal amount of the Term Loan, together with interest thereon as described herein, which will be evidenced by the Term Note. This credit will be in the form of a term loan payable in accordance with the terms and conditions of this Agreement and the Term Note.

2.1.1 Principal of the Term Note. The outstanding principal amount of the Term Note shall not exceed $5,100,000.00.

2.1.2 Interest on the Term Note. Prior to the maturity date described in Section 2.1.5, the unpaid principal amount from time to time outstanding under the Term Note shall bear interest from the date hereof at a fixed rate of ten percent (10.0%). Interest shall be computed on the actual number of days elapsed on the basis of a 360 day year.

2.1.3 Repayment of Principal and Interest on the Term Note. Borrower shall repay the indebtedness evidenced by the Term Note in (i) quarterly installments of interest only on October 15, 2013, and the 15th day of each January, April, July and October thereafter until the maturity date described in Section 2.1.5, and (ii) one installment of principal equal to one-seventh (1/7th) of the principal amount advanced under the Term Note, which shall be due on August 15, 2014.

2.1.4 Mandatory Prepayment of Principal on the Term Note. Upon the closing of the Sherman Transaction, a sufficient portion of the net sale proceeds received by FSHA shall be paid to Lender as a mandatory repayment of the outstanding balance of the Term Note.

2.1.5 Maturity. The Term Note shall mature on the earlier to occur of July 22, 2015 or acceleration of the Term Note after default after applicable notice and cure period, if any, without cure, at which time all outstanding and unpaid principal and all accrued and unpaid interest on the Term Note shall be due and payable.

2.2 Payments. The principal of and interest on the Term Note shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of Lender in Oklahoma City, Oklahoma. All such payments shall be made not later than 2:00 p.m., Oklahoma City time, on the date due, and funds received for principal payments on the Term Note after such hour on any day shall be treated for all, purposes of this Agreement as having been received on the next succeeding Business Day in Oklahoma City. If any payment made by Borrower under this Agreement or the Term Note is to be made on a day not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

2.3 Default Interest. While any Event of Default exists hereunder or under the Term Note or any of the Loan Documents related to the Term Loan, which has not been cured as provided in this Agreement, in lieu of the interest rate provided herein and in the Term Note, all sums owing by Borrower to Lender in connection with the Term Loan shall bear interest at the rate equal to five percent (5.0%) per annum in excess of the interest rate provided in the Term Note, accrued from the date of’ the Event of Default but after any applicable grace period to cure such Event of Default as is provided for herein, to the date on which such Event of Default is cured.

2.4 Refund of Interest. In the event the Term Note is paid in full within six (6) months of the date of this Agreement, Lender will refund an amount equal to the difference between the interest paid on the Term Note at ten percent (10.0%) per annum and the amount of interest that would have been paid had the Term Note instead borne an interest rate of eight percent (8.0%) per annum.

3. CONDITIONS OF LENDING. The obligations of Lender to perform this Agreement and to extend the Term Loan as described herein are subject to the performance of the following conditions precedent:

3.1 Loan Documents. This Agreement, the Term Note, the Security Agreement, the Pledge Agreement, the Control Agreement and the other Loan Documents, and all other documents required by Lender shall have been duly executed, acknowledged (where appropriate) and delivered to Lender, all in form and substance satisfactory to Lender. All of the Loan Documents which require filing or recordation for the perfection of Liens on the Collateral for the Term Note shall be properly filed or recorded in all appropriate recording offices.

3.2 Information. Borrower shall have furnished to Lender such financial statements and other information as Lender shall have requested.

3.3 No Default, Representations and Warranties. No Events of Default shall have occurred and be continuing under this Agreement or the Loan Documents. All representations and warranties contained herein shall be true and correct in all material respects.

3.4 Authority of Borrower, FHE Manager and TSH. Borrower, FHE Manager and TSH shall have delivered to Lender such resolutions and other documents reasonably required to authorize the execution, delivery and performance of the Loan Documents, all in form and substance satisfactory to Lender, together with certified copies of its Certificates of Organization (and amendments), Operating Agreements (and amendments), and certificates of good standing from the State of Delaware, and evidence of qualification as a foreign limited liability company and a good standing certificate in each state in which any of it is required to be qualified, together with any additional amendments to the organizational documents of TSH as may be necessary in order for Lender to have and maintain a first priority pledge and security interest in the Pledged Interests pursuant to the Pledge Agreement and Control Agreement.

3.5 UCC and Title Information; Subordinations. Lender shall have received and reviewed copies of UCC searches on Borrower and TSH, and all Liens of any party on the Collateral as evidenced by such information shall have been released or subordinated to the satisfaction of Lender.

3.6 Closing of the Graymark/FHA Transaction and Issuance of the Pledged Interests. Lender shall have received and reviewed copies of such documentation regarding satisfaction of all conditions precedent to the closing of the Graymark/FHA Transaction, the successful closing of the Graymark/FHA Transaction on terms satisfactory to Lender, and issuance of the Pledged Interests to Borrower on terms satisfactory to Lender in all respects.

4. REPRESENTATIONS AND WARRANTIES. To induce Lender to extend the Term Loan and enter into this Agreement, Borrower represents and warrants to Lender during the term of the Term Loan and any and all renewals and extensions thereof, as follows:

4.1 Existence. Borrower, FHE Manager and TSH are each duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each of it is authorized to do business in all jurisdictions in which its ownership of property and transaction of business legally requires such authorization, except where failure to qualify to do business does not have a Material Adverse Effect, and each of it has full power, authority, and legal right to own its property and transact business as presently transacted or proposed to be transacted.

4.2 Authority. The execution, delivery and performance by each of Borrower, FHE Manager and TSH of the Loan Documents to which it is a party are within its power, have been duly authorized, are not in contravention of law or the terms of its articles of organization, operating agreement or other organizational documents, or of any indenture, agreement or undertaking to which it is a party or by which it is bound.

4.3 Governmental Authorization. The execution, delivery, and performance by each of Borrower and TSH of the Loan Documents to which it is a party require no approval of or filing with any governmental authority other than filings required to perfect Lender’s interest in the Collateral.

4.4 Binding Effect. This Agreement and the Loan Documents, when duly executed and delivered, will constitute legal, valid, and binding obligations of Borrower and TSH, fully enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor’s rights generally.

4.5 Financial Condition. All financial statements and other financial information which have been or may hereafter be furnished to Lender to induce Lender to enter into this Agreement or otherwise in connection herewith, do or shall fairly represent the financial condition of Borrower, TSH, FSA and FSHA as of the dates and the results of operations for the periods for which the same are furnished, are, or shall be at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the respective subject matter involved.

4.6 Litigation. There is no action, suit, investigation or proceeding pending, or to the knowledge of Borrower, threatened against Borrower, TSH, FSA, FSHA or any of the Collateral, which if successful could have a Material Adverse Effect.

4.7 Taxes. To the best of Borrower’s knowledge, FHA, FSA and FSHA have filed all tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by FHA, FSA and FSHA, which the failure to file or pay would have a Material Adverse Effect.

4.8 Permits. Borrower, TSH, and to the best of Borrower’s knowledge, FHA, FSA, FSHA and each of their operating Affiliates have all licenses, permits, certificates, consents and franchises, and all necessary filings associated thereto have been made, in order to carry on its respective businesses as now being conducted and to own or lease and operate its properties as now owned, leased or operated, except to the extent Borrower’ failure to have any such licenses, permits, certificates, consents or franchises would not cause a Material Adverse Effect.

4.9 Title to Collateral and No Liens. All of the Collateral is free and clear of all Liens, except those in favor of Lender or those subordinated to Lender, and Borrower and Pledgors have good and defensible title to such Collateral.

4.10 Full Disclosure. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, there is no material fact that Borrower and TSH have not disclosed to Lender which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referenced in Section 4.5 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower, TSH or any Affiliates to Lender in connection with the negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading which would have a Material Adverse Effect.

4.11 Use of Proceeds, Margin Stock. The proceeds of the Term Loan will be used by Borrower solely for the purposes described herein. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U or Regulation X. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Borrower has not taken or will not take any action which might cause either Note or any of the other Loan Documents, including this Agreement, to violate Regulation U or Regulation X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

4.12 Principal Office, Etc. The principal office, chief executive office and principal place of business of Borrower are located at 204 N. Robinson, Floor 4, Oklahoma City, Oklahoma 73102.

4.13 Benefit Plans. Borrower does not sponsor or offer a defined benefit plan to its employees.

4.14 Compliance With Law. Borrower is not in violation of any law, rule, regulation, order or decree which is applicable to Borrower or its properties, the result of which could have a Material Adverse Effect.

4.15 Casualties. To the best of Borrower’s knowledge, neither the business nor the properties of Borrower are currently affected by any environmental hazard, except as disclosed in the any environmental site assessment referenced in the Environmental Indemnity, which could have a Material Adverse Effect. Neither the business nor the properties of Borrower are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

4.16 No Event of Default. No Event of Default has occurred and is continuing.

5. SECURITY. Borrower’s obligations evidenced by the Term Note and all obligations of Borrower under this Agreement and the other Loan Documents shall be secured by a first and prior lien on the Collateral.

6. AFFIRMATIVE COVENANTS. Until payment in full of the Term Loan, Borrower agrees, unless Lender shall otherwise consent in writing, to perform or cause to be performed the following agreements:

6.1 Financial Statements and Information.

6.1.1. Annual and Quarterly Financial Statements on Borrower. Borrower will furnish to Lender, within thirty (30) days after the close of each fiscal year and fiscal quarter, complete copies of its internally prepared financial statements, including balance sheets, income statements, accounts receivable listing with aging, and accounts payable with aging, all prepared on an income tax basis consistent with prior periods, and all in form and detail satisfactory to Lender.

6.1.2 Tax Returns. Borrower will furnish to Lender, within ten (10) days after filing, complete copies of its federal income tax returns, including all supporting schedules, and upon request by Lender, copies of any extensions filed with the Internal Revenue Service.

6.1.3 Other Financial Statements. Borrower shall also furnish to Lender such other information concerning its financial affairs as Lender might reasonably request.

6.2 Taxes. All taxes, assessments, governmental charges and levies imposed on Borrower and its assets, income and profits will be paid prior to the date on which penalties attach thereto; provided, however, that Borrower will not be required to pay any such charge which is being contested in good faith by proper proceedings where the imposition of such charge would not have a Material Adverse Effect on Borrower.

6.3 Additional Assurances. Borrower shall execute, acknowledge and deliver to Lender such instruments, documents, and any other items in a form acceptable to Lender as Lender may reasonably require, in good faith, in order to more fully carry out the transactions contemplated herein.

6.4 Performance of Obligations. Borrower shall pay the Term Note according to the reading, tenor and effect thereof, and Borrower will in all material respects do and perform every act and discharge all obligations provided herein or in any Loan Document to be performed and discharged or as contemplated hereby, at the time or times and in the manner specified.

6.5 Expenses. Borrower will pay: (i) all costs and expenses of Lender (including, without limitation, the attorneys’ fees of Lender’s legal counsel) incurred by Lender, in connection with the preparation of this Agreement, the Term Note, and/or the other Loan Documents, the closing of the transactions contemplated by this Agreement, the creation and preservation of the security interests, pledges, liens, assignments and other encumbrances securing the obligations of Borrower, and any amendments or modifications to this Agreement and the other Loan Documents, and (ii) all costs and expenses, including any fees and expenses of counsel or other third parties employed by Lender in any litigation arising out of or relating to this transaction and all other costs, fees and expenses involved in the enforcement or defense of this Agreement, the Loan Documents or any instrument executed pursuant hereto.

6.6 Existence, Authorizations and Approvals. Each of Borrower, FHE Manager and TSH shall take all necessary actions to preserve its existence and its right to conduct business in the applicable jurisdictions; to obtain and retain all material governmental authorities’ approvals, consents, permits, licenses and certificates; to comply with all valid and applicable statutes, rules and regulations; and to continue to conduct its business in substantially the same manner as such business is now conducted or anticipated to be conducted.

6.7 Litigation. Borrower shall notify Lender at any time of any action, suit, investigation or proceeding pending or threatened against Borrower or the Collateral which may have a Material Adverse Effect.

6.8 Books and Records, Access. Borrower shall give any representative of Lender reasonable access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to Borrower’ affairs, and to inspect any of the properties of Borrower. Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

6.9 Compliance with Law. Borrower shall comply with all applicable laws, rules, regulations, and all orders of any court or tribunal applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect.

6.10 Maintenance of Collateral. Borrower will do all things necessary to maintain, preserve, protect and keep all tangible Collateral in good condition, and make all necessary and proper repairs, renewals and replacements thereto so that the business anticipated by Borrower through the ownership, operation or use of the Collateral can be performed and conducted at all times.

6.11 Notification of Actual or Contingent Liabilities. Borrower will immediately notify Lender of any actual or contingent liabilities (other than those with respect to the Term Note) incurred by Borrower, which could have a Material Adverse Effect.

6.12 Operating Account. Borrower shall maintain its primary operating accounts with Lender.

6.13 Reporting on Sherman Transaction. Borrower shall provide periodic reports to Lender on not less than a monthly basis in such detail as Lender may require regarding the status of the Sherman Transaction, including the expected sales date and the anticipated amount of net sale proceeds to be received by FSHA to be used for prepayment of the Term Note pursuant to Section 2.1.4. Upon the request of Lender, FSHA will provide Lender with copies of any acquisition or purchase agreements for the Sherman Transaction.

6.14 Origination Fees. Borrower shall pay Lender an origination fee of $100,000.00 for the Term Loan, to be paid at closing from proceeds of the Term Loan.

7. NEGATIVE COVENANTS. Until payment in full of the Term Loan, Borrower shall not, unless Lender shall otherwise consent in writing, violate or cause to be violated the following:

7.1 Limitation on Debt. Borrower shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Debt, except any accounts payable, taxes, insurance, operating expenses and all other general and administrative expenses of Borrower incurred in the normal course of Borrower’s business operation, and the Term Loan.

7.2 Limitation on Liens. Borrower shall not create, incur, permit or suffer to exist any Lien upon any of the Collateral, except those in favor of Lender or any Lien being contested in good faith by appropriate proceedings.

7.3 Liquidation; Merger; Consolidation; Change of Name. Borrower will not liquidate or discontinue its normal operations with an intention to liquidate and will not merge or consolidate with any other entity, or change its name.

7.4 Change of Business. Borrower shall not materially change or otherwise discontinue its primary lines of business from those existing on the date hereof.

7.5 Change of Ownership. No change in the current ownership of Borrower involving an unrelated third party shall occur during the terms of the Term Loan without the prior written approval of Lender.

7.6 Sale or Disposition of Collateral. Borrower shall not sell, assign, dispose or otherwise transfer any of the Collateral to any other person or entity, except the collection of Accounts in the ordinary course of business.

8. EVENTS OF DEFAULT. The following shall constitute Events of Default hereunder:

8.1 Non-Payment of Term Note. Default in payment when due of any principal or interest due and owing on the Term Note.

8.2 Other Nonpayment. Default in payment when due of any amount payable to Lender under the terms of this Agreement, the Loan Documents or any other obligation or agreement between Borrower, TSH, FSHA, Graymark and Lender, whether now existing or hereafter incurred.

8.3 Breach of Covenants. A material default by Borrower, TSH or FSHA in the performance or observance of any covenant or agreement contained in this Agreement or the Loan Documents.

8.4 Representations and Warranties. Any representation or warranty herein, or any representation, statement, certificates schedule or report made or furnished to Lender and related to the Term Loan proves to be false or erroneous in any material respect at the time of making thereof or any warranty ceases to be complied with in any material respect.

8.5 Insolvency. Any of Borrower, TSH, FSHA, FSA or Graymark shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of its properties; (ii) admit in writing its inability to pay debts as they mature; (iii) make a general assignment for the benefit of creditors; or (iv) any material part of its assets or properties shall be placed in the hands of a receiver, trustee or other officers or representatives of a court or of creditors.

8.6 Voluntary Bankruptcy. Any of Borrower, TSH, FSHA, FSA or Graymark shall be adjudged bankrupt or a voluntary proceeding shall be instituted any such party in insolvency or bankruptcy or for readjustment, extension or composition of debts or for any other relief of debtors.

8.7 Involuntary Bankruptcy. Any involuntary proceeding shall be instituted against any of Borrower, TSH, FSHA, FSA or Graymark in insolvency or for readjustment, extension, or composition of debts, which proceeding is not dismissed within sixty (60) days after the filing of the commencement of the same.

8.8 Creditor’s Proceedings. Entry by any court of a final judgment against any of Borrower, TSH, FSHA, FSA or Graymark, or the institution of a levy, attachment, garnishment or charging order against any such party, not subject to further appeal and which has a Material Adverse Effect.

9. OPPORTUNITY TO CURE. In the event Borrower shall cure or cause to be cured the foregoing Events of Default within five (5) Business Days with respect to Events of Default in Sections 8.1 and 8.2, without notice to Borrower from Lender being required, and within fifteen (15) Business Days with respect to the other Events of Default after notice from Lender of the Event of Default to Borrower, the parties shall be restored to its respective rights and obligations under this Agreement as if no such Event or Events of Default had occurred. Borrower shall have no right to cure any Event of Default in Sections 8.5 through 8.7.

10. REMEDIES. Upon the occurrence of any Event of Default, which has not been timely cured pursuant to Section 9, Lender may, at its option:

10.1 Acceleration of Term Note. Declare the Term Note and all sums outstanding pursuant to the Loan Documents to be immediately due and payable, whereupon the same will be forthwith due and payable, and Lender will be entitled to proceed to selectively and successively enforce Lender’s rights under the Loan Documents or any other instrument delivered to Lender in connection therewith.

10.2 Accelerate Other Indebtedness. Lender may declare all other indebtedness and obligations of Borrower owing to Lender to be immediately due and payable.

10.3 Exercise Other Rights. Lender may (i) terminate any of Lender’s obligations under this Loan Agreement with respect to Borrower, including the obligation to make any advance, (ii) reduce any claim to judgment, (iii) exercise any right of offset including the Set-Off as provided in Section 10.4 hereof, (iv) without notice of default or demand, except as otherwise provided herein, pursue and enforce any of Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, provided, however, that if any Event of Default specified in Section 8.7 shall occur, the Term Loan shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waive, or (v) exercise any other remedy at law or in equity.

10.4 Right of Set-Off. Borrower hereby grant to Lender the right of set-off (“Set-Off”) without notice or demand to or upon such party, (any such notice and/or demand being hereby waived by such party) to secure repayment of its obligation under this Agreement, regardless of whether Lender shall have made any demand therefor and whether all or any part of the Term Loan are or may be unmatured, upon any and all moneys or securities of such parties and the proceeds therefrom, now or hereafter held or received by or in transit to Lender, or any of its agents, from or for the account of such parties, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such parties, and any and all claims of such parties against Lender at any time existing.

10.5 Waiver of Default. By an instrument in writing, Lender may waive any Event of Default which shall have occurred and any of the consequences of such Event of Default, and, in such event, Lender and Borrower will be restored to its respective former positions, rights and obligations hereunder. Any Event of Default so waived will for all purposes of this Agreement be deemed to have been cured and not to be continuing; but no such waiver will extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.

11. GENERAL CONDITIONS. The following conditions shall be applicable throughout the term of this Agreement:

11.1 Strict Compliance. If any action or failure to act by Borrower violates any covenant or obligation of Borrower contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

11.2 Participations in Term Loan and Term Note. Lender may sell participations in all or any part of the Term Loan made by it to one or more lenders or other entities. Lender may provide to its participants on a timely basis, copies of all financial statements and other documents furnished to it under the provisions of Section 6.

11.3 Waiver, Modification. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Term Note or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

11.4 Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing (the references to “in writing” elsewhere in this Agreement are for emphasis and are not a way of limitation of the generality of the requirement that notices or other communications shall be in writing), and (ii) be personally delivered or mailed by prepaid mail or nationally recognized overnight courier such as FedEx, UPS or DHL, or by fax delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

To Borrower:	204 N. Robinson, Floor 4
Oklahoma City, Oklahoma 73102
Attention: Manager of FHE Manager, LLC
Fax: (405)

with a copy to:

Vaught & Conner

1900 N.W. Expressway, Suite 1300
50 Penn Place Building
Oklahoma City, Oklahoma 73118
Attention: Scot A. Conner, Esq.
Fax: (405) 840-4701

To Lender:	Valliance Bank
1601 N.W. Expressway
Oklahoma City, Oklahoma 73118
Attention: Brad Swickey, President and CEO
Fax: (405) 310-6251

with a copy to:

Phillips Murrah P.C.

Corporate Tower | Thirteenth Floor
101 North Robinson
Oklahoma City, Oklahoma 73102
Attention: J. Mark Lovelace, Esq.
Fax: (405) 235-4133

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day three days after it is mailed by prepaid certified or registered mail, one day after sent by overnight courier, or on the day it is personally delivered as aforesaid or, if transmitted by fax, on the day that such notice is transmitted as aforesaid, and otherwise when actually received. Any party may, for purposes of the Loan Documents, change its address, fax number or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties pursuant hereto.

11.5 Governing Law. This Agreement has been prepared, is being executed and delivered in the State of Oklahoma, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the Loan Documents, except as otherwise may be provided for in the respective Loan Documents.

11.6 Choice of Forum. Any suit, action or proceeding with respect to this Agreement, the Term Note or any Loan Documents or any judgment entered by any court in respect thereof, may be brought in Oklahoma County District Court or in the United States District Court for the Western District of Oklahoma as Lender in its sole discretion may elect, and Borrower hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in such courts, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11.7 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and still be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable there shall be added automatically to such Loan Document such amendment as is needed to reform the Loan Document so that it is legal, valid and enforceable and still meets the general intended purpose of such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

11.8 Nonliability of Lender. The relationship between Borrower and Lender is, and shall at all times remain, solely that of a borrower and a lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower’s business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Lender in connection with any such matter is for the protection of Lender, and neither Borrower nor any third party are entitled to rely thereon.

11.9 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and its respective successors, assigns and legal representatives, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

11.10 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

11.11 No Third-Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Term Note or in any other Loan Document, no conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any other Loan Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity.

11.12 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

11.13 Contrary Provisions. The terms and conditions of this Agreement shall govern and control any and all contrary provisions of the other Loan Documents.

11.14 No Oral Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of day and year first above written.

“BORROWER”:	FOUNDATION HEALTH ENTERPRISES, LLC, a Delaware limited liability company

By FHE Manager, LLC, a Delaware limited liability company, Manager

		By:	/s/ Robert M. Byers
			Name:	Robert M. Byers
			Title:	Manager

“LENDER”:	VALLIANCE BANK

	By:	/s/ Brad Swickey
Brad Swickey, President and CEO

RATIFICATION BY CERTAIN AFFILIATES OF BORROWER

THIS ADDENDUM is executed by FHE MANAGER, LLC, a Delaware limited liability company (“FHE Manager”), TSH ACQUISITION, LLC, a Delaware limited liability company (“TSH”), and FOUNDATION SURGICAL HOSPITAL AFFILIATES, LLC, a Nevada limited liability company (“FSHA” and collectively with FHE Manager and TSH, the “Ratifying Affiliates”), and attached as an integral part of the foregoing Loan Agreement (the “Loan Agreement”), of even date, executed by FOUNDATION HEALTH ENTERPRISES, LLC, a Delaware limited liability company (“Borrower”), and VALLIANCE BANK, an Oklahoma state banking corporation (“Lender”). Unless otherwise defined herein, the words bearing initial capital letters are intended to have the meanings set forth in the Loan Agreement.

A G R E E M E N T S:

In consideration of the agreements by Lender to extend credit to Borrower on the terms described in the Loan Agreement and the benefits to be derived by the Ratifying Affiliates therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Ratifying Affiliates hereby jointly and severally represent to and agree with Lender as follows:

1. Consent. The Ratifying Affiliates have examined and hereby consent to Borrower’s execution and delivery of each of the Loan Documents executed by Borrower.

2. Ratification of Loan Agreement. Each of the Ratifying Affiliates ratifies all representations, warranties, covenants, agreements and other provisions of the Loan Agreement applicable to it.

3. Counterparts. This Addendum may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Ratifying Affiliates have executed this instrument effective July         , 2013.

FHE MANAGER, LLC, a Delaware limited liability company

By:	/s/ Robert M. Byers
	Name:	Robert M. Byers
	Title:	Manager

TSH ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Robert M. Byers
	Name:	Robert M. Byers
	Title:	Manager

FOUNDATION SURGICAL HOSPITAL AFFILIATES, LLC, a Nevada limited liability company

By:	/s/ Robert M. Byers
	Name:	Robert M. Byers
	Title:	Manager